EXHIBIT 10



                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 27th day of August, 1996 by and between GLENAYRE TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), and GARY B. SMITH (the "Executive").

                              Statement of Purpose

         The Corporation desires to secure the Executive's continued participation in the manner hereinafter specified in the business of the Corporation and to make provision for payment of reasonable compensation to the Executive for such services. The Executive is willing to be employed by the Corporation to perform the duties incident to such employment upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing Statement of Purpose and the terms and provisions of this Agreement, the parties hereto agree as follows:

          1.      Employment and Duties.

         (a) Employment. Effective as of June 26, 1996, the Corporation hereby employs the Executive, and the Executive hereby agrees to serve, as the President and Chief Operating Officer of the Corporation.

         (b) Duties. In such capacity, the Executive agrees to perform such duties and exercise such powers commensurate with his office as may from time to time be reasonably requested of him by the Chief Executive Officer of the Corporation or the Board of Directors of the Corporation (the "Board") or vested in him by the bylaws of the Corporation, subject to the control and direction of the Chief Executive Officer of the Corporation and the Board. During the Term, the Executive shall:

                  (1) devote substantially all of his business time, attention and abilities to the businesses of the Corporation (including its subsidiaries or affiliates, when so required), and in any case as much thereof as the Chief Executive Officer of the Corporation or the Board may reasonably deem to be necessary for such businesses;

                  (2) faithfully serve the Corporation and use his best efforts to promote and develop the interests of the Corporation; and

                  (3) not acquire, directly or indirectly, any interest in any firm, partnership, association or corporation, the business operations of which may in any manner, directly or indirectly, compete with the trade or businesses of the Corporation or any of its subsidiaries or affiliates, provided that the Executive may beneficially own, directly or indirectly, or exercise control or direction over, the voting securities of a publicly traded company, on the condition that the percentage of such securities owned, controlled or directed by the Executive shall not exceed 5% of the voting securities of the publicly traded company.

         2.       Term of Employment.

         (a) Term. The initial term of the Executive's employment hereunder shall be for a period of two years, commencing on June 26, 1996. The term of the Executive's employment hereunder shall be automatically renewed for successive two-year renewal terms thereafter unless written notice is given by either party to the other party not later than 180 days prior to the expiration of the initial term or any renewal term. The initial term and each renewal term are referred to collectively in this Agreement as the "Term".


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         (b) Earlier  Termination.  Notwithstanding  the provisions of Paragraph
2(a) above, the Executive's employment hereunder may be terminated prior to the expiration of the Term as follows:

                  (1) The Corporation may terminate the Executive's employment hereunder for "Cause" (as defined in Paragraph 2(c) below), provided that the Corporation complies with the provisions of Paragraph 2(f)(1) below;

                  (2) The Corporation may terminate the Executive's employment hereunder upon the Executive's "Total and Permanent Disability" (as defined in Paragraph 2(d) below), provided that the Corporation complies with the provisions of Paragraph 2(f)(1) and (2) below;

                  (3) The Executive may terminate his employment hereunder for "Good Reason" (as defined in Paragraph 2(e) below);

                  (4) The Executive's employment hereunder shall terminate automatically upon his death.

         (c) Definition of "Cause". As used herein, "Cause" shall mean the occurrence of any of the following:

                  (1) the Executive's resignation from the office of President and Chief Operating Officer of the Corporation without its prior consent;

                  (2) acts of dishonesty or fraud on the part of the Executive which are intended to result in his substantial personal enrichment at the expense of the Corporation or its affiliates;

                  (3) the conviction after the exhaustion of all appeals by the Executive of a felony involving moral turpitude or the entry of a plea of nolo contendere for such a felony; or

                  (4) material violation of the Executive's responsibilities as set forth herein which are willful and deliberate; provided, however, that prior to the determination by the Board (acting on the recommendation of the Chief Executive Officer of the Corporation) that "Cause" under this Paragraph 2(c)(4) has occurred, the Board shall (A) provide to the Executive in writing, in reasonable detail, the reasons for the Board's determination that such "Cause" exists, (B) afford the Executive a reasonable opportunity to remedy any such breach, (C) provide the Executive an opportunity to be heard at the Board meeting where the final decision to terminate the Executive's employment hereunder for such "Cause" is to be considered, and (D) make any decision that such "Cause" exists in good faith.

         (d) Definition of "Total and Permanent Disability". The Executive shall be considered to have a "Total and Permanent Disability" if he qualifies for disability benefits under a long-term disability plan sponsored by the Corporation or its affiliates.

         (e) Definition of "Good Reason". As used herein, "Good Reason" shall mean the occurrence of any of the following:

                  (1) except where such failure or change is specifically approved by the Executive (whether as a member of the Board or individually), failure to elect or reelect or to appoint or reappoint the Executive to the office of President and Chief Operating Officer of the Corporation, or to a senior executive office of the Corporation or of any of its subsidiaries or affiliates at least equal in dignity, responsibility, importance and scope thereto, or any other material change by the Corporation of the Executive's functions, duties or responsibilities which would cause the ranking or level, dignity, responsibility, importance or scope of the Executive's position with the Corporation to become of less dignity, responsibility, importance or scope from the position and attributes thereof described in Paragraph 1


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         above; provided, however, that the Executive must first (i)
         provide the Board with written notice specifying the particular failure of the Corporation under this Paragraph 2(e)(1), and (ii) allow the Board 60 days from receipt of notice to cure such failure;

                  (2) the liquidation, dissolution, consolidation or merger of the Corporation, or the transfer of all or substantially all of its assets, other than a transaction in which a successor corporation with a net worth at least equal to that of the Corporation assumes this Agreement and all obligations and undertakings of the Corporation hereunder;

                  (3) any failure by the Corporation to pay to the Executive the Base Salary or other compensation and benefits provided for herein;

                  (4) any other material breach of this Agreement by the Corporation; or

                  (5) any "Change in Control", which shall mean any of the following:

                           (A) the acquisition, after the date of this
                  Agreement, of 25% or more of the Corporation's common stock by any person, entity or united group, which acquisition is not supported by the Executive and the Chief Executive Officer of the Corporation; or

                           (B) a material change in the composition or character
                  of the Board which shall include, but not be limited to, (i) the replacement of a majority of incumbent directors by directors not supported by the Executive and the Chief Executive Officer of the Corporation or (ii) at any meeting of the Corporation's shareholders, the election of a majority of directors standing for election who have not been supported by the Executive and the Chief Executive Officer of the Corporation.

                  (6) Any change in the principal office of the Corporation to a location which is more than 30 miles from its current principal office at 5935 Carnegie Boulevard, Charlotte, North Carolina 28209.

         (f) Payments to the Executive Upon Termination of Employment. In the event that the Executive's employment with the Corporation is terminated, whether upon the expiration of the Term or upon the earlier termination of the Term as provided in Paragraph 2(b) above, then the Corporation shall pay to the Executive the following amounts on the date of such termination and shall provide to the Executive the following benefits, as applicable:

                  (1) In the event that the Executive's employment hereunder is terminated for any reason whatsoever, the Corporation shall pay to the Executive an amount equal to the sum of (i) his accrued but unpaid Base Salary, plus (ii) his accrued but unpaid vacation pay, plus (iii) any other compensation payments or benefits which have accrued and are payable in connection with such termination.

                  (2) In the event that the Executive's employment hereunder is terminated (i) by the Corporation because of the Executive's "Total and Permanent Disability" pursuant to Paragraph 2(b)(2) above, (ii) because of the Executive's death pursuant to Paragraph 2(b)(4) above or (iii) by the Executive for "Good Reason" pursuant to Paragraph 2(b)(3) above, then and in any such event, the Corporation shall also pay to the Executive a pro rata share of his bonus under the Management by Objectives Bonus Plan described in Paragraph 3(b) below for the fiscal year of the Corporation in which such termination occurs, calculated, for purposes of determining whether the targets contained therein have been met, under the assumption that the results of operations and financial condition of the Corporation (or any applicable subsidiary) as of the termination date shall continue on the same basis through the end of such fiscal year.

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                  (3) In the event that the Executive's employment hereunder is terminated (i) by the Corporation without "Cause" or (ii) by the Executive for "Good Reason" pursuant to Paragraph 2(b)(3) above, then and in any such event, the Corporation shall also pay to the Executive an amount equal to two times the annual rate of Base Salary being paid to the Executive at the time of such termination.

                  (4) In the event that the Executive's employment hereunder is terminated upon expiration of the Term (unless the Executive refused to negotiate with the Corporation for an employment agreement with terms substantially similar to this Agreement), then the Corporation shall also pay to the Executive an amount equal to 50% of the annual rate of Base Salary being paid to the Executive at the time of such termination.

         3. Compensation. Subject to the terms of this Agreement and until the termination of the Term as provided in Paragraph 2 above, the Corporation shall pay compensation and provide benefits to the Executive as follows:

         (a) Base Salary. The Corporation shall pay to the Executive an initial base salary of $250,000 per annum, which shall be automatically increased to $275,000 per annum, effective as of January 1, 1997. Such base salary, as increased at least annually on each January 1 during the Term as provided in this Paragraph, is referred to herein as the "Base Salary". The Base Salary shall be payable in equal monthly installments on the last business day of each month, or in such other installments and at such other times as the parties hereto may mutually agree upon. The Base Salary shall be increased (but not decreased) effective on January 1, 1997 as provided in this Paragraph and on each anniversary date thereafter in the manner determined by the Board or its Compensation Committee in its absolute discretion.

         (b)  Management  by  Objectives   Bonus  Plan.   The  Executive   shall
participate in the Management by Objectives Bonus Plan, as in effect from time to time.

         (c) Stock Options. As of June 26, 1996, the Executive has been awarded options to purchase 50,000 shares of the Corporation's common stock, $.02 par value per share.

         (d) 401(K) Plan. The Executive shall be eligible to participate in the Corporation's 401(K) voluntary deferred compensation program (the "401(K) Plan") up to the maximum amount permitted by the terms of the 401(K) Plan, and the Corporation agrees to match the amounts of compensation deferred up to the maximum amount permitted under the provisions of the 401(K) Plan.

         (e) Automobile or Automobile Allowance. The Corporation shall furnish an automobile or, at the Corporation's election, an automobile allowance to the Executive. Such automobile or automobile allowance shall be commensurate with the Executive's senior position, and, if the Executive is furnished an automobile, the Corporation shall pay all reasonable expenses for the operation, insurance and maintenance of such automobile.

         (f) Vacation. The Executive shall be entitled to take four weeks of vacation (or, if more, the vacation provided under the Corporation's standard vacation policy for senior executives) in each successive 12-month period during the Term at such times as shall be mutually convenient to the Executive and the Corporation.

         (g) Other Benefits. In addition to participation in all of the compensation and incentive programs as described in this Agreement, the Executive shall be entitled to participate in all bonus, compensation, savings, stock option, and other incentive plans and programs and in all retirement, life, medical/dental and disability insurance and benefit plans of the Corporation, to the extent that he qualifies under the eligibility requirements of the respective plan or program.

         (h) Reimbursement of Expenses. In addition to automobile expenses, the Corporation shall reimburse the Executive for all reasonable expenses incurred personally by him on behalf of the Corporation.

         4. Location of Office. The Executive's principal place of employment shall be in Charlotte, North Carolina and he shall not be required to change such principal place of employment.

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         5.       Confidential Information.

         (a) Covenant. The Executive shall not divulge, during the Term or at any time thereafter, to any person not employed by the Corporation or its subsidiaries or affiliates or otherwise engaged to render services to the Corporation or its subsidiaries or affiliates, any material Confidential Information.

         (b)  Definition  of   "Confidential   Information".   As  used  herein,
"Confidential Information" means:

                  (1) the name, address or requirements of any customer of the Corporation; or

                  (2) any other secret or confidential information relating to any activity, invention or discovery of the Corporation not already in the public domain that the Executive has or shall have acquired during his employment by the Corporation or its subsidiaries or affiliates.

Provided, however, that this provision shall not preclude the Executive from disclosing such Confidential Information as may be required by any applicable law, regulation or directive or any governmental agency, court or other authority having jurisdiction in the matter, or in the proper course of conduct of the Corporation's business. In the event that any person seeks legally to compel the Executive to disclose Confidential Information, the Executive shall promptly provide the Corporation with notice so that the Corporation may have opportunity to seek a protective order or other appropriate remedy.

         6.       Benefit of Designs.

         (a) Familiarity with Inventions, Etc. In this Paragraph 6, the term "Corporation" includes any of its subsidiaries or affiliates thereof. The Executive acknowledges that the Corporation is engaged in the research, design and manufacture of various products and desires to acquire inventions and improvements relating thereto. The Executive, in connection with his duties hereunder, will become familiar with the Corporation's businesses and is expected, to the extent consistent with his senior position, to utilize the Corporation's time, materials, facilities and information in making inventions and improvements relating to such products.

         (b) Records and Disclosure. The Executive shall keep, maintain and make available to the Corporation complete and up-to-date written records, including photographs and drawings, of his inventions and improvements relating to the Corporation's products that the Executive may solely or jointly make during the period of employment under this Agreement, which records shall be the property of the Corporation. The Executive shall promptly and fully disclose in writing to the Corporation all such inventions and improvements, whether patentable or not, which relate to the Corporation's products that the Executive may solely or jointly make during the period of his employment under this Agreement which relate directly to any circuit, circuit design concept or program developed or being developed by the Corporation during the period of the Executive's employment of which he was aware, and all such inventions and improvements shall be the sole and exclusive property of the Corporation.

         (c) Rights to Inventions, Etc. The Executive further agrees to assign and does hereby assign and transfer to the Corporation all his right, title and interest in and to all such inventions and improvements and in and to any letter patent or application for letters patent thereon in and for all countries. The Executive further agrees, at the expense of the Corporation, to do all things and to execute and deliver all documents necessary therefor whenever so requested by the Corporation.

         7. Non-Competition. The Executive agrees that following the termination of his employment by the Corporation, he will not at any time during the period of six months from the date of such termination (without the prior written consent of the Corporation, which consent will not be unreasonably withheld), either individually or in partnership, or in conjunction with any person or persons, firm, association, syndicate, company or corporation as principal, agent, director, officer, employee, consultant, investor or in any other manner whatsoever, carry on or be engaged in or be



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concerned with or interested in, or advise,  lend money to,  guarantee the debts or obligations of or permit his name or any part thereof to be used or employed by any such person or persons, firm, association, syndicate, company, or corporation engaged in or concerned with any interests in any business in competition with the business of the Corporation (or any of its subsidiaries or affiliates) carried on by them during the term or terms of this Agreement within North America; provided that the Executive may beneficially own, directly or indirectly, or exercise control or direction over the voting securities of a publicly traded company, but the number of voting securities so owned, controlled or directed by the Executive shall not exceed 5% of the voting securities of such publicly traded company; and further provided that where the Executive's employment under this Agreement is terminated without "Cause" or by the Executive for "Good Reason" and in either case the Corporation makes the payment described in Paragraph 2(f)(3) hereof, the period of non-competition described in this Paragraph 7 shall be one year from the date of termination of the Executive's employment under this Agreement.

         8. Indemnification. The Corporation agrees to indemnify, defend and hold harmless the Executive from and against any and all liabilities to which he may be subject as a result of his employment hereunder (as a result of his service as an officer or director of the Corporation or as an officer or director of any of its subsidiaries or affiliates), as well as the costs, including attorney's and other professional fees and disbursements, of any legal action brought or threatened against him as a result of such employment, to the fullest extent permitted by, and subject to the limitations of, Delaware law.

         9. Reimbursement of Legal and Related Expenses. In the event that any dispute shall arise between the Executive and the Corporation relating to his rights under this Agreement, and it is determined by agreement between the parties, or by a final judgment of a court of competent jurisdiction that is no longer subject to appeal, that the Executive has been substantially successful in his claims, then reasonable legal fees and disbursements of the Executive in connection with such dispute shall be paid by the Corporation.

         10. Assignment. The Executive may not assign this Agreement or any of his rights, benefits, obligations or duties hereunder to any other person, firm, corporation or other entity.

         11. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or on the fourth business day after being placed in the United States mail by certified mail, return receipt requested, postage prepaid, addressed to the parties hereto as follows (provided that notice of change of address shall be deemed given only when actually received):

         As to the Corporation:     Glenayre Technologies, Inc.
                                    5935 Carnegie Boulevard
                                    Charlotte, North Carolina 28209
                                    Attention:  Chief Executive Officer

         As to the Executive:       Gary B. Smith
                                     c/o Glenayre Technologies, Inc.
                                     5935 Carnegie Boulevard
                                     Charlotte, North Carolina 28209

The address of any of the parties may be changed from time to time by such party serving notice upon the other parties.

         12. Law Applicable. This Agreement is made and executed with the intention that the construction, interpretation and validity hereof shall be determined in accordance with and governed by the laws of the State of North Carolina.

         13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns. This Agreement shall be binding upon and inure to the benefit of the Executive, his heirs and personal representatives.

         14. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof. This Agreement may not be changed or modified orally but only by an instrument in writing signed by the parties hereto, which instrument states that it is an amendment to this Agreement.

         15. Severability. Should any provision of this Agreement or any part thereof be held invalid or unenforceable, the same shall not affect or impair any other provision of this Agreement or any part thereof and the invalidity or unenforceability of any provision of this Agreement shall not have any effect on or impair the obligation of the Corporation or the Executive.

         16.   Execution.   This  Agreement  is  hereby   executed  in  multiple
counterparts, each of which shall be deemed an original hereof.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed by its officers and its corporate seal to be hereunto affixed, and the Executive has hereunto set his hand and seal, all as of the day and year first above written.

                             GLENAYRE TECHNOLOGIES, INC.
[CORPORATE SEAL]
                             By: /s/ Ramon D. Ardizzone

ATTEST:                      Chairman of the Board and Chief Executive Officer

 /s/ Billy C. Layton
Assistant Secretary
                             /s/ Gary B. Smith                 [SEAL]
                             Gary B. Smith